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                                                                   Exhibit 10.21

                       International Services Agreement

THIS INTERNATIONAL SERVICES AGREEMENT (the "Agreement") is entered into as of April 7th, 2000 (the "Effective Date") between iAsiaWorks Corporation ("iAsiaWorks"), a California corporation with its principal offices at 2000 Alameda de las Pulgas, Ste. 125, San Mateo, California 94403, and Digital Island ("Client"), a Delaware corporation with its principal offices at 45 Fremont St. Suite 1200, San Francisco, California 94105.

WHEREAS, Digital Island desires to transmit Internet traffic over iAsiaWorks' telecommunications network in Asia, the Philippines and New Zealand (the "Territory") and obtain the benefit of iAsiaWorks' related maintenance and other services and iAsiaWorks desires to service Digital Island's traffic;

IT IS AGREED, in consideration of the covenants set forth below, as follows:

1.     iAsiaWorks' Services.

iAsiaWorks will provide to Client Internet Protocol ("IP")-capable services as described in Attachment I, including its Exhibit A, attached hereto and
             ------------                ---------
incorporated herein by this reference (collectively, the "Services") to transmit Client's Internet traffic over iAsiaWorks' backbone network (the "Network") and/or other networks in the Territory with which iAsiaWorks maintains direct connections from time to time. If necessary, the Network will support Client's use of Border Gate Protocol routing to reach the Network.

2. Clients' Obligations. iAsiaWorks' performance hereunder is conditioned upon Client's performance of or compliance with the following:

2.1 Client shall provide Domain Name Server ("DNS") registrations and all DNS name service functions for itself and its customers. Client shall give iAsiaWorks reasonable prior written notice of (i) Client's need for additional IP network numbers or (ii) changes in existing routing information.

2.2 At Client's sole expense, Client will connect its own computer hardware and other telecommunications equipment (collectively, the "Equipment") directly to the Network and, as between the parties hereto, shall be fully and solely responsible for the Equipment and any damage thereto and the installation and maintenance of full connectivity between the Equipment and the Network, including the addition from time to time of any and all Equipment required to support the then-current volume of Client's Internet traffic over the Network. At Client's request, iAsiaWorks will assist Client in the maintenance and repair of its Equipment for fees to be mutually agreed or as otherwise set forth in Exhibit A to Attachment I; provided that iAsiaWorks will not be liable to Client
---------    ------------
for any damage to the Equipment other than to the extent arising out of iAsiaWorks gross negligence or misconduct.

2.3 The Client may only use the Services and/or access the Network for the purposes expressly identified herein. Any other use or access is expressly prohibited, including but not limited to any unlawful or illegal use by Client in any jurisdiction where a transmission commences, transits or is terminated or any other jurisdiction asserting control over any such transmission, a breach by Client of any copyright, privacy, libel or obscenity laws, email spamming and/or bulk transmission of messages to Internet users, service providers and/or newsgroups, and unsolicited e-mail.

2.4 Client is wholly responsible for insuring the safety and security of the Equipment and its connection to the Network and must restrict access thereto and otherwise safeguard the operation thereof with the same degree of care which employs to protect its own network. At a minimum, Client must promptly notify iAsiaWorks in writing of any breach of security involving the Equipment, Client's own network and/or the connection to the Network.

     2.4.1 The Client will be liable for, and will indemnify and defend iAsiaWorks against, any claims arising out or related to any demonstrable breach of security on the Network resulting from the acts or omissions of Client or its employees, agents and/or users and other customers.

2.5 Client is wholly responsible for obtaining a complete copy of adhering to and fully complying with the People's Republic of China's ("PRC") "Appropriate Use" policies with respect to Internet transmissions and content filtering, including policies concerning the filtering and exclusion of pornography, anti-government content and

[*]-Certain Information in this exhibit has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.





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encrypted content. Client will be liable for, and will indemnify and defend
iAsiaWorks against, any claims arising out of or related to Client's failure to fulfill its obligations hereunder, including any claims made or actions instituted by the PRC to the extent such claims result from the actions of Client or its employees, agents and/or users and other customers.

3.     Term of the Agreement.

This Agreement will commence as of the Effective Date and run for 12 full calendar months thereafter (the "Initial Term") unless terminated as set forth below. Upon expiration of the Initial Term, the Agreement will automatically renew for successive 12-month periods until terminated (the Initial Term and all renewal terms, collectively, the "Term").

Client may cancel the Services and terminate this Agreement on 30 days' prior written notice to iAsiaWorks; provided that, on any cancellation more than 30 days prior to the end of the Initial Term, Client will pay iAsiaWorks an amount equal to 50% of the Monthly Fees which would have been due for the remainder of the Initial Term (the "Termination Payment"). Following the Initial Term, Client may terminate this Agreement on 30 days' prior written notice with any obligation to remit the Termination Payment.

iAsiaWorks may cancel the Services and terminate the Agreement on 90 days' prior written notice to Client and, on such a termination, will refund to Client prorated payments and deposits returned to iAsiaWorks by any third party, if any. In addition, on one party's material breach of this Agreement, the other party may terminate this Agreement on 30 days' written notice unless the defaulting party cures such breach within that 30-day period. If Client terminates this Agreement on iAsiaWorks uncured material breach, Client will not be obligated to remit the Termination Payment.

       On any termination of this Agreement, Client shall pay iAsiaWorks all Service Fees and other amounts due and owing as of the termination date. The following provisions will survive termination, cancellation or expiration of this Agreement: 2.3, 2.4, 2.4.1, 4.5, 6.2 through 6.5 and 7 through 9.

4.     Disclaimer of Warranty; Limitation of Liability; Indemnity.
4.1 iASIAWORKS MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE NETWORK, THE OPERATION OR MAINTENANCE THEREOF OR THE SERVICES PROVIDED HEREUNDER AT ANY TIME AND FROM TIME TO TIME, iASIAWORKS DISCLAIMS (1) ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, (2) ANY WARRANTY THAT THE NETWORK OR iASIAWORKS' EQUIPMENT OR SOFTWARE THEREON IS ERROR-FREE, WILL OPERATE WITHOUT INTERRUPTION OR IS COMPATIBLE WITH ALL OTHER NETWORKS OR EQUIPMENT AND SOFTWARE CONFIGURATIONS, AND
(3) ANY WARRANTY THAT THE NETWORK WILL OPERATE WITHOUT INTERRUPTION.

       4.1.1 iASIAWORKS WILL NOT BE RESPONSIBLE OR LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, (1) THE LOSS OF PROFITS OR REVENUE (2) THE LOSS OF DATA OR INFORMATION, (3) THE COST OF PROCUREMENT OF SUBSTITUTE SERVICES , AND (4) COSTS OR DAMAGES RESULTING FROM DELAY, NON-DELIVERIES, MISDELIVERIES, SERVICE INTERRUPTIONS OR OTHER LOSS OF ACCESS TO OR USE OF THE NETWORK, INCURRED BY EITHER PARTY OR ANY THIRD PARTY IN CONNECTION WITH THIS AGREEMENT AND CLIENT'S USE OF AND ACCESS TO THE NETWORK, WHETHER IN AN ACTION IN CONTRACT, TORT, BASED ON A WARRANTY OR OTHERWISE, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL iASIAWORKS' LIABILITY HEREUNDER EXCEED THE AGGREGATE FEES PAID BY CLIENT HEREUNDER IN THE CALENDAR QUARTER IMMEDIATELY PRECEDING THE DATE OF ANY CLAIM MADE BY CLIENT HEREUNDER.

       4.1.2 THE USE OF ANY INFORMATION OBTAINED VIA iASIAWORKS' NETWORK OR SERVICES IS AND WILL BE AT THE SOLE RISK OF CLIENT AND ITS USERS AND OTHER CUSTOMERS. CLIENT EXPRESSLY ACKNOWLEDGES AND AGREES THAT (I) IASIAWORKS

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EXERCISES NO CONTROL WHATSOEVER OVER THE CONTENT, NATURE OR SCOPE OF THE
INFORMATION PASSING OVER ITS NETWORK AND (II) IASIAWORKS WILL NOT BE RESPONSIBLE IN ANY WAY FOR THE ACCURACY, COMPLETENESS OR QUALITY OF INFORMATION OBTAINED OVER THE NETWORK OR OTHERWISE THROUGH ITS SERVICES. CLIENT SHALL INDEMNIFY AND DEFEND IASIANETWORKS AGAINST ANY CLAIMS BROUGHT AGAINST IASIAWORKS BY ANY OF CLIENT'S USERS OR CUSTOMERS WITH RESPECT TO ANY INFORMATION OBTAINED OVER THE NETWORK OR THROUGH THE SERVICES.

4.2 In addition to, and without limitation of, the indemnities set forth in Sections 2.4.1, 2.5, 4.1.2 and 6.4.2 above, Client will indemnify, defend and hold iAsiaWorks harmless from and against any and all claims, losses, liabilities and actions to the extent arising out of (i) the Client's breach of this Agreement, (ii) Client's business operations, including the provision of Internet services to its own users and customers and the operation of a telecommunications network, and (iii) any unlawful or illegal use of the Network or related Services by Client's users or customers.

4.3 iAsiaWorks will defend, indemnify and hold Client and its directors, officers, employees, agents and subcontractors harmless from and against any and all third party suits, actions and proceedings, claims, liabilities, losses, expenses (including reasonable attorney's fees), damages and costs (collectively referred to herein as "Claims") arising out of: (a) any negligent or intentional act of iAsiaWorks or its directors, officers, employees, agents or subcontractors or (b) any breach by iAsiaWorks' of Section 8 below except to the extent that (i) Client is obligated to indemnify iAsiaWorks from and against any such Claim hereunder and/or (ii) such Claim arises out of Client's negligent or intentional acts or omissions.

5.     Scheduled Interruptions in Service.
Although, as clearly set forth in Section 4 above, iAsiaWorks provides Client with Services and use of and access to the Network on an "as is" basis without warranty of any kind, iAsiaWorks will use reasonable commercial efforts to maintain the Network in a manner that minimizes errors and interruptions in the course of providing the Services. Client acknowledges that, in the ordinary course of business, the Network or related Services may be temporarily unavailable due to scheduled maintenance, either by iAsiaWorks or by a third party provider or for any other reason. However, iAsiaWorks will use reasonable commercial efforts to provide seven days prior written notice of any scheduled Network or Services disruption. Should such a disruption arise out of the failure of any equipment or services wholly or majority owned and operated by iAsiaWorks and continue for more than 24 hours, Client may immediately terminate this Agreement without any Termination Payment; provided that Client will remit payment to iAsiaWorks for Services rendered through the termination date and further provided that, on such a termination, iAsiaWorks will refund to Client prorated payments and deposits returned to iAsiaWorks by any third party, if any.

6.     Payments; Taxes.
6.1 iAsiaWorks shall assist Client in the connection of the Equipment to the Network at the sites listed in Attachment I. Excluding amounts previously
                               ------------
remitted by Client to iAsiaWorks hereunder, applicable per-installation charges will be payable upon completion of each installation. iAsiaWorks will invoice Client for such charges within three business days after the completion of each installation hereunder with payment due net 30 days thereafter.

6.2 Monthly Service fees (the "Service Fees") will be invoiced in advance on the first of each month in which Services will be rendered, commencing in the first month after an iAsiaWorks hub and functioning circuit have been connected to the Equipment and are operational. If Client fails to notify iAsiaWorks within three business days after installation that the connection is non-operational, iAsiaWorks may commence invoicing for its Service Fees. The first month of operation will be billed in arrears on a pro rata basis with the
                                                  --------
Service Fees therefor included in iAsiaWorks' invoice for the Service Fees for the next month.

6.3 Payment of all Service Fees and, except as set forth above, other amounts, if any, due hereunder, is due in U.S. dollars net 30 days after date of invoice, payable via wire transfer or other mutually agreed upon method in accordance with instructions provided by iAsiaWorks. iAsiaWorks may charge a late fee equal to the lesser of 12% per annum or the maximum interest rate permitted by law on undisputed amounts not paid when due for as long as such amount remains unpaid. However, if Client disputes any invoiced amount in good faith, it must submit to iAsiaWorks, within 45 days following the date of invoice (the "Challenge Period"), full payment of the undisputed

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portion of the invoice and written documentation identifying and substantiating the disputed amount. Any amount not disputed in writing within the Challenge Period will be deemed accepted for payment in full by Client.

6.4  Notwithstanding anything set forth above or in Attachment 1, Client
                                                    ------------
acknowledges and agrees that China Telecom or any successor entity and any third party in the PRC or any successor entity (the "Third Party") through which iAsiaWorks obtains access to telecommunications circuits in the People's Republic of China ("PRC") require monthly deposits against future service. Accordingly, within 10 business days of the Effective Date, Client will remit the amount set forth in Attachment I (the "PRC Funds") in payment of the first
                        ------------
month's Services in the PRC and two separate one-month security deposits in the amounts set forth therein. iAsiaWorks will promptly remit the PRC Funds to the Third Party for disbursement as appropriate to China Telecom.*

     6.4.1 At such time as Client elects to terminate the services provided by China Telecom for any reason Client will promptly notify iAsiaWorks in writing and iAsiaWorks will take the actions necessary to terminate such services. Following termination of the services, assuming that Client is current in the payment of all Service Fees and in compliance with all rules and regulations imposed by China Telecom, the Third Party or any other successor or replacement entity, iAsiaWorks will refund to Client all PRC Funds, including any prorated payments and deposits, returned to iAsiaWorks, if any, or, at Client's option, apply those Funds to future Service Fees.

     6.4.2 Client acknowledges and agrees that, with respect to the payment of the PRC Funds and the arranging for telecommunications services to be provided in the PRC, iAsiaWorks is acting solely as Client's agent and will bear no liability or responsibility for the PRC Funds (other than on iAsiaWorks' misappropriation thereof), China Telecom's provision of telecommunications services and circuits in the PRC, the repayment of each of the two separate security deposits by the PRC and the Third Party, respectively, or any other related matter. Client will indemnify and defend iAsiaWorks against any claims arising out iAsiaWorks' acts or omissions on Client's behalf under this Section
6.4 and acknowledges that it is fully liable therefor.

6.5 All Service Fees and other amounts quoted to the Client herein are exclusive of any federal, state, municipal or other governmental taxes, duties, fees, tariffs or withholding obligations now or hereafter imposed on Client's use of the Network and related Services. Such taxes, if any, other than taxes assessed against iAsiaWorks' net income, will be invoiced separately by iAsiaWorks and paid by Client or Client shall provide iAsiaWorks and/or the appropriate authority with proof of exemption. If, in any international jurisdiction, taxes must be withheld on any amounts to be paid by Client to iAsiaWorks, the Client shall promptly notify iAsiaWorks, and, unless instructed otherwise by iAsiaWorks, may deduct such taxes from the amount due and remit the taxes to the appropriate authority.

7.     Assignment

Neither party may assign this Agreement or any of its rights or obligations hereunder without the other party's prior written consent other than to an affiliated entity or upon the merger, acquisition or sale of all or substantially all the assets of the assigning party; provided that the assigning party will promptly notify the other party of such an assignment and further provided that provided that each and every assignee hereunder must agree in writing to be bound by all the terms and conditions hereof.

8.     Confidential Information; Publicity.

Each party acknowledges that (i) all information relating to the business and operations of the other party which it learns or has learned during or prior to the term of this Agreement, including all operation data pertaining to the Client's use of the access to the Network and the Services, including routing data and outage information, (ii) the terms and conditions of this Agreement and
(iii) all information disclosed in or arising out of any dispute or arbitration between the parties, including the outcome thereof, is and will be the valuable, confidential and proprietary information of the disclosing party. The receiving party will maintain all confidential information disclosed hereunder by the disclosing party in confidence and will not disclose such information to any third party other than those of its employees, contractors, agents or representatives with a need to know such information; provided that each such employee or contractor must have executed a confidentiality agreement or be otherwise bound by the obligations of the receiving party hereunder. The receiving party will safeguard the confidential information with the same degree of care which it uses to protect its own confidential information.

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This Section will not apply to any information which (i) is already lawfully in the receiving party's possession (unless received pursuant to a nondisclosure agreement); (ii) is or becomes generally available to the public through no fault of the receiving party; (iii) is disclosed to the receiving party by a third party who may transfer or disclose such information without restriction;
(iv) is required to be disclosed by the receiving party as a matter of law or judicial or governmental order; provided that the receiving party will use all reasonable efforts to provide the disclosing party with prior notice of such disclosure so that the disclosing party may seek a protective order therefor; and (v) is independently developed by the receiving party without any use of confidential information. Each party acknowledges that any breach of this Section by a receiving party will irreparably harm the disclosing party and on any such breach, the disclosing party shall be entitled to promptly seek injunctive relief in addition to any other remedies which it may have at law or in equity.

Further to the foregoing, other than Client's right to identify iAsiaWorks to Client's users and customers as an Internet service provider providing Services, neither party shall publicize the existence of this Agreement without the other party's prior written consent except as required by law. All press releases and related marketing materials and other communications relating to this Agreement or the Services provided hereunder shall be subject to the reasonable and timely pre-approval of each party.

9.     General

9.1 Client and iAsiaWorks are entering into this Agreement as independent parties and nothing herein shall be construed to create a partnership, joint venture or agency relationship between the parties except as expressly set forth in Section 6.4 with respect to matters concerning the PRC. Neither party will have any authority to enter into agreements of any kind on behalf of the other party or to bind or obligate the other party in any manner to any third party.

9.2 Notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand-delivered, sent by telefax with confirmation of receipt, sent by First Class Mail, return receipt requested (for all types of correspondence), postage prepaid, or sent by overnight courier service and addressed as first set forth above.

9.3 This Agreement and the rights of the parties hereunder will be governed by and interpreted in accordance with the laws of the State of California, without reference to its conflict of law rules, and applicable federal law. The United Nations Convention On Contracts For The International Sale Of Goods will not govern or apply to this Agreement. All disputes arising out of or in connection with this Agreement will be referred to and finally resolved by binding arbitration in accordance with the rules of the International Chamber of Commerce consistent with California and federal law. The arbitration proceedings will be conducted in San Francisco, California in English before a three-person panel knowledgeable about telecommunications, consisting of one arbitrator selected by Client, one selected by iAsiaWorks and one arbitrator selected by the other two arbitrators. The arbitrator may award any legal or equitable remedy and may, in his discretion, require one party to pay the costs of the arbitration as well as the fees and expenses, including reasonable attorneys' fees, of the other party. In the absence of any such ruling, each party shall bear its own costs in connection with an arbitration proceeding hereunder and the parties shall share the costs of the arbitration equally.

9.4 Neither party shall be in default hereunder if its failure to perform any of its obligations, excluding all payment obligations, is caused solely by supervening conditions beyond that party's control, including acts of God, civil commotion, strikes, labor disputes, third party telecommunications network problems or down-time and governmental demands or requirements.

9.5 This Agreement including Attachment 1, (i) embodies the final, complete and exclusive understanding between the parties, (ii) replaces and supercedes all previous oral or written agreements, understandings or arrangements between the parties, (iii) may be signed in counterparts, each of which shall be an original and all of which shall constitute one and the same document and (d) may only be amended in a writing signed by an authorized officer of each party hereto. The failure of either party to enforce the provisions of this Agreement shall not be

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deemed a waiver of such provisions or of the right of such party thereafter to enforce such provisions or any other provisions hereof. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions will remain in full force and effect and the parties shall negotiate in good faith a substitute a valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.



IASIAWORKS CORPORATION              DIGITAL ISLAND, INC.


/s/ Jonathan Beizer                 /s/ J.W. Bendrick
___________________________         ------------------------------
Signature                           Signature

Jonathan Beizer                     J.W. Bendrick
___________________________         ------------------------------
Name                                Name

CFO                                 Director of Carrier Relations
___________________________         ------------------------------
Title                               Title

4/7/00                              4/7/00
___________________________         ------------------------------
Date                                Date

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                                 ATTACHMENT I



[*] -- Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.